                                                                EXHIBIT 99.16(d)


        Municipal Bond:  Limited - Class C
               10/21/94 - 6/30/95

                                                        Since         Since
                                                      Inception     Inception
                                                   Average Annual     Total
                                                    Total Return     Return*
                                                   --------------   ---------

Initial Investment                                     $1,000.00   $1,000.00

Divided by Net Asset Value                                  9.83        9.83
                                                      -----------   ---------
Equals Shares Purchased                                   101.729     101.729

Plus Shares Acquired through
 Dividend Reinvestment                                      2.518       2.518
                                                      -----------   ---------
Equals Shares Held at 6/30/95                             104.248     104.248

Multiplied by Net Asset Value at 6/30/95                     9.93        9.93
                                                      -----------   ---------
Equals Ending Value before deduction for
 contingent deferred sales charge                        1,035.18    1,035.18

Less deferred sales charge                                (10.00)        0.00
                                                      -----------   ---------

Equals Ending Redeemable Value at
 $1000 Investment (ERV) at 6/30/95                       1,025.18    1,035.18
                                                      -----------   ---------
Divided by $1,000 (P)                                      1.0252      1.0352

Subtract 1                                                 0.0252      0.0352


Expressed as a percentage equals the
 Aggregate Total Return for the Period (T)                  2.52%
                                                      ===========

Expressed as a percentage equals the
 Aggregate Total Return for the Period                                  3.52%
                                                                  ===========


ERV divided by P                                           1.0252

Raise to the power of                                      1.4494

Equals                                                     1.0367

Subtract 1                                                 0.0367


Expressed as a percentage equals the
  Average Annualized Total Return                           3.67%
                                                      ===========


* Does not include sales charge for the period.

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        Municipal Bond:  Insured - Class C
               10/21/94 - 6/30/95

                                                        Since         Since
                                                      Inception     Inception
                                                   Average Annual     Total
                                                    Total Return     Return*
                                                   --------------   ---------

Initial Investment                                      $1,000.00   $1,000.00

Divided by Net Asset Value                                   7.68        7.68
                                                      -----------   ---------
Equals Shares Purchased                                   130.208     130.208

Plus Shares Acquired through
 Dividend Reinvestment                                      7.033       7.033
                                                      -----------   ---------
Equals Shares Held at 6/30/95                             137.242     137.242

Multiplied by Net Asset Value at 6/30/95                     7.93        7.93
                                                      -----------   ---------
Equals Ending Value before deduction for
 contingent deferred sales charge                        1,088.33    1,088.33

Less deferred sales charge                                (10.00)        0.00
                                                      -----------   ---------

Equals Ending Redeemable Value at
 $1000 Investment (ERV) at 6/30/95                       1,078.33    1,098.33
                                                      -----------   ---------
Divided by $1,000 (P)                                      1.0783      1.0883

Subtract 1                                                 0.7832      0.0883


Expressed as a percentage equals the
 Aggregate Total Return for the Period (T)                  7.83%
                                                      ===========

Expressed as a percentage equals the
 Aggregate Total Return for the Period                                  8.83%
                                                                  ===========


ERV divided by P                                           1.0783

Raise to the power of                                      1.4484

Equals                                                     1.1154

Subtract 1                                                 0.1154


Expressed as a percentage equals the
  Average Annualized Total Return                          11.54%
                                                      ===========


* Does not include sales charge for the period.


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        Municipal Bond:  National - Class C
               10/21/94 - 6/30/95

                                                        Since         Since
                                                      Inception     Inception
                                                   Average Annual     Total
                                                    Total Return     Return*
                                                   --------------   ---------

Initial Investment                                      $1,000.00   $1,000.00

Divided by Net Asset Value                                   9.85        9.85
                                                      -----------   ---------
Equals Shares Purchased                                   101.523     101.523

Plus Shares Acquired through
 Dividend Reinvestment                                      6.020       6.020
                                                      -----------   ---------
Equals Shares Held at 6/30/95                             107.543     107.543

Multiplied by Net Asset Value at 6/30/95                    10.04       10.04
                                                      -----------   ---------
Equals Ending Value before deduction for
 contingent deferred sales charge                        1,079.73    1,079.73

Less deferred sales charge                                (10.00)        0.00
                                                      -----------   ---------

Equals Ending Redeemable Value at
 $1000 Investment (ERV) at 6/30/95                       1,069.73    1,079.73
                                                      -----------   ---------

Divided by $1,000 (P)                                      1.0697      1.0797

Subtract 1                                                 0.0697      0.0797


Expressed as a percentage equals the
 Aggregate Total Return for the Period (T)                  6.97%
                                                      ===========

Expressed as a percentage equals the
 Aggregate Total Return for the Period                                  7.97%
                                                                  ===========


ERV divided by P                                           1.0697

Raise to the power of                                      1.4484

Equals                                                     1.1026

Subtract 1                                                 0.1026


Expressed as a percentage equals the
  Average Annualized Total Return                          10.26%
                                                      ===========


* Does not include sales charge for the period.